 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1998
                                                     REGISTRATION NO. 333-44113

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                              POST-EFFECTIVE

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                            HEWLETT-PACKARD COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                             94-1081436
          (State or other jurisdiction of                               (I.R.S. employer
           incorporation or organization)                            identification number)

                              3000 HANOVER STREET
                              PALO ALTO, CA 94304
                                (650) 857-1501
  (Address including zip code, and telephone number, including area code, of
                  Principal Executive Offices of Registrant)

                                --------------

                            D. CRAIG NORDLUND, ESQ.
                    ASSOCIATE GENERAL COUNSEL AND SECRETARY
                            HEWLETT-PACKARD COMPANY
                              3000 HANOVER STREET
                              PALO ALTO, CA 94304
                                (650) 857-1501
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                --------------

                                  COPIES TO:

                ANN O. BASKINS, ESQ.                                 DOUGLAS D. SMITH, ESQ.
                MARIE OH HUBER, ESQ.                                GREGORY J. CONKLIN, ESQ.
              HEWLETT-PACKARD COMPANY                              GIBSON DUNN & CRUTCHER LLP
                3000 HANOVER STREET                           ONE MONTGOMERY STREET, TELESIS TOWER
                PALO ALTO, CA 94304                                  SAN FRANCISCO, CA 94104
             TELEPHONE: (650) 857-1501                              TELEPHONE: (415) 393-8200

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

================================================================================

                       DEREGISTRATION OF SECURITIES

  The purpose of this Post-Effective Amendment No. 3 (this "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-44113) (the "Registration Statement") of Hewlett-Packard Company, a Delaware corporation ("Hewlett-Packard" or the "Company") is to deregister all Liquid Yield Option(TM) Notes ("LYONs(TM)") issued by Hewlett-Packard on October 14, 1997 and not sold pursuant to the Registration Statement prior to October 14, 1998. The LYONs are convertible into shares of common stock (the "Common Stock") of Hewlett-Packard at the option of the holders at any time on or prior to maturity on October 14, 2017, unless previously redeemed or otherwise purchased. The Registration Statement was filed pursuant to a Registration Rights Agreement, dated October 14, 1997 (the "Registration Rights Agreement"), by and between Hewlett-Packard and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as initial purchaser. Pursuant to the Registration Rights Agreement, Hewlett-Packard has agreed to use reasonable efforts to keep the Registration Statement effective with respect to the LYONs until one year, or in the case of the Common Stock issuable upon conversion of the LYONs until two years, from the date of initial issuance of the LYONs or such earlier date as all securities registrable thereunder have been disposed of. Accordingly, Hewlett-Packard is filing this Amendment to deregister all LYONs not sold pursuant to the Registration Statement prior to October 14, 1998.

  This Amendment does not deregister, and Hewlett-Packard intends that the Registration Statement remain effective with respect to, the shares of Common Stock issuable upon conversion of the LYONs.

P R O S P E C T U S

                             5,813,298 SHARES

                           [LOGO OF HEWLETT PACKARD]

                             COMMON STOCK


  This Prospectus relates to 5,813,298 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Hewlett-Packard Company, a Delaware corporation ("Hewlett-Packard" or the "Company"), that may be offered and sold from time to time by the several holders thereof (the "Selling Holders"). The Common Stock offered by this Prospectus was acquired upon conversion of Liquid Yield Option(TM) Notes due 2017 ("LYONs(TM)") of the Company. The Company will not receive any proceeds from sales of the Common Stock by the Selling Holders. The Company has agreed to bear certain expenses in connection with the registration of the Common Stock being offered and sold by the Selling Holders. The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "HWP".

  This Prospectus and the Registration Statement of which this Prospectus forms a part will not be available for sales of the Common Stock during the periods:

            October 14, 1998             through                       November 17, 1998
            January 18, 1999             through                       February 17, 1999
            April 14, 1999               through                       May 18, 1999
            July 16, 1999                through                       August 17, 1999
            October 14, 1999             through                       November 16, 1999

  In addition, the Company has the right to suspend sales under the Registration Statement of which this Prospectus forms a part up to an aggregate of 30 days in each twelve-month period under certain circumstances. Therefore, any sales of Common Stock may only be offered or sold during the foregoing periods pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

  The Common Stock may be offered for sale and sold by the Selling Holders from time to time in varying amounts at prices and on terms to be determined at the time of sale. To the extent required, the name(s) of the Selling Holder(s), the number of shares of Common Stock to be sold, the purchase price, the public offering price, if applicable, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation thereto with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). See "Plan of Distribution."

  Selling Holders and any broker-dealers or agents that participate with a Selling Holder in the distribution of any of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any discount or commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

  SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

             THE DATE OF THIS PROSPECTUS IS OCTOBER 27, 1998.

--------
(TM)Trademark of Merrill Lynch & Co., Inc.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company is required to file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at the above Washington, D.C. address at prescribed rates. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy statements and other information filed electronically with the Commission. The address of such Web site is http://www.sec.gov. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005 and the Pacific Exchange, Inc., 301 Pine Street, San Francisco, CA 94104 and 233 South Beaudry Avenue, Los Angeles, California 90012.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the Commission and are hereby incorporated herein by reference:

  (a) Annual Report on Form 10-K for the year ended October 31, 1997;

  (b) Quarterly Report on Form 10-Q for the period ended January 31, 1998;

  (c) Quarterly Report on Form 10-Q for the period ended April 30, 1998;

  (d) Quarterly Report on Form 10-Q for the period ended July 31, 1998;

  (e) Current Reports on Form 8-K dated May 20, 1998; and

  (f) The description of the Common Stock contained in (i) the Certificate of Incorporation of Hewlett-Packard Company which appeared as Exhibit 3(a) of the Company's Quarterly Report on Form 10-Q for the period ended April 30, 1998, and (ii) the Agreement and Plan of Merger of Hewlett-Packard Company, a Delaware corporation, and Hewlett-Packard Company, a California corporation, which appeared as Exhibit 2.1 to the Current Report on Form 8-K filed with the Commission on May 20, 1998.

  In addition to the foregoing, all documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

  This Prospectus incorporates documents by reference with respect to the Company that are not presented herein or delivered herewith. These documents (other than the exhibits to any such document, unless specifically requested) are available without charge to any person, including any beneficial holder of Common Stock to whom this Prospectus is delivered, upon written or oral request to Hewlett-Packard Company, 3000 Hanover Street, Palo Alto, California 94304, telephone number (650) 857-1501, Attention: Investor Relations.

                                 RISK FACTORS

  Prospective investors should carefully consider the following matters, together with all other information set forth in this Prospectus.

  Competition. Hewlett-Packard encounters aggressive competition in all areas of its business activity. The Company's competitors are numerous, ranging from some of the world's largest corporations to many relatively small and highly specialized firms. Hewlett-Packard competes primarily on the basis of technology, performance, price, quality, reliability, distribution and customer service and support. Product life cycles are short and, to remain competitive, the Company will be required to develop new products, periodically enhance its existing products and compete effectively on the basis of the factors described above. In particular, Hewlett-Packard anticipates that it will have to continue to adjust prices of many of its products to stay competitive and it will have to effectively manage financial returns with reduced gross margins.

  New Product Introductions. Hewlett-Packard's future operating results may be adversely affected if it is unable to continue to develop, manufacture and market innovative products and services rapidly that meet customer requirements for product performance and reliability. The process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. Hewlett-Packard consequently must make long-term investments and commit significant resources before knowing whether its predictions will eventually result in products that achieve market acceptance. After a product is developed, the Company must quickly manufacture sufficient volumes at acceptable costs. This is a process that requires accurate forecasting of volumes, mix of products and configurations. Moreover, the supply and timing of a new product or service must match customers' demand and timing for the particular product or service. Given the wide variety of systems, products and services Hewlett-Packard offers, the process of planning production and managing inventory levels becomes increasingly difficult.

  Inventory Management. Inventory management has become increasingly complex as Hewlett-Packard continues to sell a greater mix of products, especially printers and personal computers, through third-party commercial and retail distribution channels. Channel partners constantly adjust their ordering patterns in response to the Company's and its competitors' supply into the channel and the timing of their new product introductions and relative feature sets, as well as seasonal fluctuations in end-user demand such as the back-to-school and holiday selling periods. Channel partners may increase orders during times of shortages, cancel orders if the channel is filled with currently available products, or delay orders in anticipation of new products. Any excess supply could result in price reductions and inventory writedowns, which in turn would adversely affect the Company's gross margins.

  Short Product Life Cycle. The short life cycles of many of Hewlett-Packard's products pose a challenge for the effective management of the transition from existing products to new products and could adversely affect its future operating results. Product development or manufacturing delays, variations in product costs, and delays in customer purchases of existing products in anticipation of new product introductions are among the factors that make a smooth transition from current products to new products difficult. In addition, the timing of introductions by suppliers and competitors of new products and services may negatively affect future operating results of the Company, especially when competitive product introductions coincide with periods leading up to Hewlett-Packard's own introduction of new or enhanced products. Furthermore, some of Hewlett-Packard's own new products may replace or compete with certain of its current products.

  Intellectual Property. Hewlett-Packard generally relies upon patent, copyright, trademark and trade secret laws in the United States and in selected other countries to establish and maintain its proprietary rights in its technology and products. However, there can be no assurance that any of the Company's proprietary rights will not be challenged, invalidated or circumvented, or that any such rights will provide significant competitive advantages. Moreover, because of the rapid pace of technological change in the information technology industry, many of Hewlett-Packard's products rely on key technologies developed by others. There can be no assurance that the Company will be able to continue to obtain licenses to such technologies. In addition, from time to time the Company receives notices from third parties regarding patent or copyright claims. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources and cause the Company to incur significant expenses. In the event of a successful claim of infringement against Hewlett-Packard and failure or inability of Hewlett-Packard to license the infringed technology or to substitute similar non-infringing technology, the Company's business could be adversely affected.

  Reliance on Suppliers. Portions of Hewlett-Packard's manufacturing operations are dependent on the ability of suppliers to deliver quality components, subassemblies and completed products in time to meet critical manufacturing and distribution schedules. Hewlett-Packard periodically experiences constrained supply of certain component parts in some product lines as a result of strong demand in the industry for those parts. Such constraints, if persistent, may adversely affect the Company's operating results until alternate sourcing can be developed. In order to secure components for production and introduction of new products, Hewlett-Packard at times makes advance payments to certain suppliers, and often enters into noncancelable purchase commitments with vendors for such components. Volatility in the prices of these component parts, the possible inability of the Company to secure enough components at reasonable prices to build new products in a timely manner in the quantities and configurations demanded or, conversely, a temporary oversupply of these parts, could adversely affect its future operating results.

  Reliance on Third-Party Distribution Channels. The Company continues to expand into third-party distribution channels to accommodate changing customer preferences. As a result, the financial health of commercial and retail distribution channels, and the Company's continuing relationships with them, are becoming more important to its success. Some of these companies are thinly capitalized and may be unable to withstand changes in business conditions. Hewlett-Packard's financial results could be adversely affected if the financial condition of certain of these third parties substantially weakens or if its relationship with them deteriorates.

  International. Sales outside the United States make up more than half of Hewlett-Packard's revenues. In addition, a portion of the Company's product and component manufacturing, along with key suppliers, are located outside the United States. Accordingly, Hewlett-Packard's future results could be adversely affected by a variety of factors, including changes in a specific country's or region's political conditions or changes or continued weakness in economic conditions, trade protection measures, import or export licensing requirements, the overlap of different tax structures, unexpected changes in regulatory requirements and natural disasters.

  Derivative Financial Instruments. The Company is also exposed to foreign currency exchange rate risk inherent in its sales commitments, anticipated sales and assets and liabilities denominated in currencies other than the U.S. dollar, as well as interest rate risk inherent in the Company's debt, investment and finance receivable portfolio. As more fully described in the notes to the Company's 1997 annual report to shareholders and interim financial statements incorporated by reference in this Prospectus, the Company's risk management strategy utilizes derivative financial instruments, including forwards, swaps, and purchased options to hedge certain foreign currency and interest rate exposures, with the intent of offsetting gains and losses that occur on the underlying exposures with gains and losses on the derivative contracts hedging them. The Company does not enter into derivatives for trading purposes.

  The Company has performed a sensitivity analysis assuming a hypothetical 10% adverse movement in foreign exchange rates and interest rates applied to the hedging contracts and underlying exposures described above. As of July 31, 1998, the analysis indicated that such market movements would not have a material effect on the Company's consolidated financial position, results of operations or cash flows. Actual gains and losses in the future may differ materially from that analysis, however, based on changes in the timing and amount of interest rate and foreign currency exchange rate movements and the Company's actual exposures and hedges.

  Acquisition, Strategic Alliances, Joint Ventures and Divestitures. As a matter of course, Hewlett-Packard frequently engages in discussions with a variety of parties relating to possible acquisitions, strategic alliances, joint ventures and divestitures. Although consummation of any transactions is unlikely to have a material effect on Hewlett-Packard's results as a whole, the implementation or integration of a transaction may contribute to its results differing from the investment community's expectation in a given quarter. Divestitures may result in the cancellation of orders and charges to earnings. Acquisitions and strategic alliances may require, among other things, integration or coordination with a different company culture, management team organization and business infrastructure. They may also require the development, manufacture and marketing of product offerings with Hewlett-Packard's products in a way that enhances the performance of the combined business or product line. Depending on the size and complexity of the transaction, successful integration depends on a variety of factors, including the hiring and retention of key employees, management of geographically separate facilities, and the integration or coordination of different research and development and product manufacturing facilities. All of these efforts require varying levels of management resources, which may temporarily adversely impact other business operations.

  Earthquake. A portion of Hewlett-Packard's research and development activities, its corporate headquarters, other critical business operations and certain of its suppliers are located near major earthquake faults. The ultimate impact on the Company, its significant suppliers and the general infrastructure is unknown, but operating results could be materially affected in the event of a major earthquake. Hewlett-Packard is predominantly uninsured for losses and interruptions caused by earthquakes.

  Environmental. Certain of Hewlett-Packard's operations involve the use of substances regulated under various federal, state and international laws governing the environment. It is the Company's policy to apply strict standards for environmental protection to sites inside and outside the U.S., even if not subject to regulations imposed by local governments. The liability for environmental remediation and related costs is accrued when it is considered probable and the costs can be reasonably estimated. Environmental costs are presently not material to the Company's operations or financial position.

  Year 2000. Many computer systems experience problems handling dates in and beyond the year 1999. Therefore, some computer hardware and software will need to be modified prior to the year 2000 in order to remain functional. The Company is assessing both the readiness of its internal computer systems and the compliance of its computer products and software sold to customers for handling the year 2000. The Company expects to implement successfully the systems and programming changes necessary to address year 2000 issues, and does not believe that the cost of such actions will have a material effect on the Company's results of operations or financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of such changes, and the Company's inability to implement such changes could have an adverse effect on future results of operations or financial condition.

  Certain hardware and software products currently installed at customer sites will require upgrade or other remediation to become year 2000 compliant. Some of the products are used in critical applications where the impact of non-performance to these customers and other parties could be significant. The Company believes that it is not legally responsible for costs incurred by its customers to achieve their year 2000 compliance. However, the Company is taking steps to identify affected customers, raise customer awareness related to non-compliance of the Company's older products, and assist the customer base to assess their risks. The Company may see increasing customer satisfaction costs related to these actions over the next few years. Since customer satisfaction programs are on-going, year 2000 complications are not fully known, and potential liability issues in certain countries are unclear, the potential impact on the Company's financial condition and results of operations, especially the impact to warranty cost trends, could be material in any given quarter.

  It is unknown how customer spending patterns may be impacted by year 2000 programs. As customers focus on preparing their business for the year 2000 in the near term, capital budgets may be spent on remediation efforts, potentially delaying the purchase and implementation of new systems, thereby creating less demand for the Company's products and services. This could adversely affect the Company's future revenues, though the impact is not known at this time.

  The Company is also assessing and addressing the possible effects on the Company's operations of the year 2000 readiness of key suppliers and subcontractors. The Company's reliance on suppliers and subcontractors, and, therefore, on the proper functioning of their information systems and software, means that their failure to address year 2000 issues could have a material impact on the Company's operations and financial results. However, the potential impact and related costs are not known at this time.

  Quarterly Fluctuations and Volatility of Stock Price. Although Hewlett-Packard believes that it has the product offerings and resources needed for continuing success, future revenue and margin trends cannot be reliably predicted and may cause the Company to adjust its operations, which could cause period-to-period fluctuations in operating results. Hewlett-Packard's stock price, like that of other technology companies, is subject to significant volatility. The announcement of new products, services or technological innovations by Hewlett-Packard or its competitors, quarterly variations in its results of operations, changes in revenue or earnings estimates by the investment community and speculation in the press or investment community are among the factors affecting its stock price. In addition, the stock price may be affected by general market conditions and domestic and international macroeconomic factors unrelated to Hewlett-Packard's performance. Because of the foregoing reasons, recent trends should not be considered reliable indicators of future stock prices or financial results.


                                  THE COMPANY

  Hewlett-Packard was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard and reincorporated in 1998 under the laws of the State of Delaware. On a worldwide basis, the Company designs, manufactures and services equipment and systems for measurement, computation and communications. The Company offers a wide variety of systems and standalone products, including computer systems, personal computers, printers and other hardcopy and imaging products, calculators and other personal information products, electronic test equipment and systems, medical electronic equipment, components based on optoelectronic, silicon and compound semiconductor technologies, and instrumentation for chemical analysis. Services such as systems integration, selective-outsourcing management, consulting, education, product financing and rentals, as well as customer support and maintenance, are also an integral part of the Company's offerings.

  Hewlett-Packard's principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304. Its telephone number is (650) 857-1501.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from sales of the shares of Common Stock sold from time to time hereunder. The Company has agreed to bear certain expenses in connection with the registration of the Common Stock being offered and sold by the Selling Holders.

                           REGISTRATION RIGHTS

  Pursuant to the Registration Rights Agreement, dated as of October 14, 1997, between the Company and Merrill Lynch, the Company has agreed to use reasonable efforts to keep the Registration Statement effective with respect to the Common Stock until October 14, 1999 or such earlier date as all shares registrable thereunder have been disposed of (the "Effectiveness Period"). The Registration Statement will not be available for sales of Common Stock (i) for up to an aggregate of 30 days in any twelve-month period upon notice by the Company to the holders of LYONs or Common Stock (the "Unavailability Notice") in the event of certain material developments and (ii) during the periods from October 14, 1998 through and including November 17, 1998, January 18, 1999 through and including February 17, 1999, April 14, 1999 through and including May 18, 1999, July 16, 1999 through and including August 17, 1999 and October 14, 1999 through and including November 16, 1999. Each day that the Registration Statement is unavailable with respect to the sale of Common Stock because of the Company's delivery of an Unavailability Notice will increase by one day the one-year period described in the first sentence of this paragraph during which the Company will maintain the effectiveness of the Registration Statement with respect to the Common Stock.

                           SELLING SECURITY HOLDERS

  The Common Stock offered by this Prospectus was acquired upon conversion of LYONs. The LYONs were originally issued by the Company and resold by Merrill Lynch, as initial purchaser, in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by Merrill Lynch to be "qualified institutional buyers," as defined in Rule 144A promulgated under the Securities Act or in transactions complying with the provisions of Regulation S under the Securities Act. The Selling Holders (which term includes their transferees, pledgees, donees or their successors) may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock.

  The following table sets forth information with respect to the Selling Holders and the respective number of shares of Common Stock each Selling Holder has the right to acquire upon conversion of the LYONs beneficially owned by each Selling Holder. Such information has been obtained from the Selling Holders. Except as otherwise disclosed herein, none of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Because the Selling Holders may offer all or some portion of the Common Stock pursuant to this Prospectus, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified below may have sold, transferred or otherwise disposed of all or a portion of their LYONs, since the date on which they provided to the Company the information regarding their LYONs, in transactions exempt from the registration requirements of the Securities Act.

                                                           SHARES OF COMMON
                                                          STOCK BENEFICIALLY
                                                            OWNED AND THAT
SELLING HOLDER                                           MAY BE OFFERED HEREBY
--------------                                           ---------------------
Aeltus Investment Management                                     48,870
Allegheny Ludlum Master Trust                                   135,750
Allied Irish Banks Plc                                           38,010
Allmerica Select Growth & Income Fund                            58,101
Allstate Insurance Company                                       43,440
Allstate Life Insurance Company                                  76,020
Argent Classic Convertible Arbitrage Fund                       122,175
Argent Classic Convertible Arbitrage Fund (Bermuda)             149,325
Associated Electric & Gas Insurance Services                      8,145
BT Alex Brown                                                   167,830
Baker Fentress & Co.                                             64,807
Bancroft Convertible Fund                                        19,005
Bank Lips Ltd - Zuerick                                           2,715
Banque Indust Et Mobil Privee                                     5,973
Banque Nationale De Paris Georgetown Branch                     108,600
Banque Paribas                                                  257,382
Bayer USA Inc. Retirement Fund                                   55,196
Bavaria TRR Corporation, Delaware                               222,630
Bear Stearns Securities Corporation (Convertible Dept.)         576,221
CBR Cement Corp Pension Plan - Master Trust                         353
CPR (USA) Inc.                                                    2,715
Capital Markets Transactions Inc.                                43,440
Champion International Corporation Master Trust                   8,417
City of Birmingham Retirement & Relief System                    16,290
Concert Growth Income                                            48,870
Connecticut General Life Insurance Co.                           62,445
Continental Assurance Company Separate Account E                 44,526
Continental Casualty Company                                     54,300

                                                            SHARES OF COMMON
                                                           STOCK BENEFICIALLY
                                                             OWNED AND THAT
SELLING HOLDER                                            MAY BE OFFERED HEREBY
--------------                                            ---------------------
Continental Casualty Company on Behalf of its Subaccount
 Convertible Bond Strategy                                        54,300
Continental Casualty Company on Behalf of its Subaccount
 Designated Gov't Account                                         74,934
Cova Bond Debenture Fund                                           2,715
Credit Agricole/Indosuez Luxembourg                               70,590
Credit Suisse First Boston                                        27,150
Davis Convertible Fund                                            40,790
Delta Airlines Master Trust                                       19,548
Deutsche Bank AG                                                 114,030
Deutsche Morgan Grenfell Inc.                                     71,676
Diocese of Buffalo - Priest Ret. Fund                                244
Diocese of Buffalo - Pension Fund                                    380
Donaldson Lufkin & Jenrette Securities Corporation                16,290
Dorinco Reinsurance Company                                       13,575
Eastern Utilities Assoc. Retirement Plan                             760
Elf Acquitaine Pension                                             1,086
Ellsworth Convertible Growth and Income Fund                       8,145
FTI Capital Mgmt                                                 271,500
Fuji US Income Open                                               15,204
Gencorp Foundation Inc.                                            1,629
General Electric Mortgage Insurance Corporation                   48,870
General Electric Mortgage Insurance Corporation                   27,150
General Motors Employee Domestic Group Pension Trust              21,720
Genesee County Employees' Retirement System                        4,344
Goldman, Sachs & Co.                                             152,149
HSBC Securities Inc.                                              15,747
Harris Investment Management                                       7,602
Healthcare Underwriters Mutual Insurance Co.                      10,860
HighBridge Capital Corporation                                   279,645
IDS Bond Fund                                                     67,875
IDS Life Special Income Fund                                      54,300
Illinois Annuity & Insurance Co.                                 108,600
International Convertible Growth Fund                             29,865
Ixion Investment Co.                                             271,500
JP Morgan Securities Incorporated                                 95,568
Kennilworth Partners LP                                          153,398
Key Trust Company of Ohio                                         29,865
Lehman Brothers Inc.                                             268,785
LibertyView Fund LLC                                                 543
LibertyView Plus Fund                                              2,172
Lord Abbett Bond Debenture Fund                                  103,170
Mass Mutual Life Ins Co.                                         132,764
Mass Mutual Life Ins Co.                                         132,438
Mass Mutual Corp Value Fund                                       17,702
Medical Liability Mutual Insurance Co.                           325,800
Merrill Lynch International Ltd.                                 806,355

                                                           SHARES OF COMMON
                                                          STOCK BENEFICIALLY
                                                            OWNED AND THAT
SELLING HOLDER                                           MAY BE OFFERED HEREBY
--------------                                           ---------------------
Merrill Lynch Pierce Fenner & Smith Inc.(1)                     342,552
Merrill Lynch Life Insurance Company                             32,580
Michigan Mutual Insurance Company                                10,860
Mt-Hawley Insurance Co.                                           1,358
NH BD, LP                                                        10,860
NationsBanc Montgomery Securities, Inc.                          32,580
New York Life Insurance Co. (NYLIC)                             325,800
New York Life Insurance Co. (NYLIC)                             244,350
New York Life Insurance Co. & Annuity Co. (NYLIAC)               27,150
Nomura International PLC                                        135,750
Pacific Life                                                    162,900
Pell Asset Management                                               543
Pell Rudman Trust Co.                                             8,145
Physician's Reciprocal Insurers Account #7                       11,946
Port Authority of Allegheny County Retirement and
 Disability Allowance for the Employees Represented by
 Local 85                                                        10,181
Potlach Corporation                                               6,516
Public Service Electric & Gas Company Master Retirement
 Trust                                                           73,587
Q Investments LP                                                 53,078
QCI                                                               1,086
Quality Income Portfolio                                         54,300
R/2/ Investments LDC                                             28,372
RJR Nabisco, Inc. Defined Benefit Master Trust                    8,417
SARABOND                                                          5,430
SBC Warburg Dillon Read Inc.                                    135,207
SEI Balanced Fund                                                 5,430
Silverson International Fund Limited                             13,575
Smith Barney Inc.                                                14,661
Special Short Term Fund II                                      543,000
Southern Farm Bureau Life Insurance Company                       5,430
STI Classic Balanced Fund                                        16,290
STI Classic Cap Growth Fund                                       8,145
STI Capital Management                                          271,500
Strong Asset Allocation Fund Inc.                                43,440
Strong Corporate Bond Fund Inc.                                  46,155
Strong Short Term Bond Inc.                                     133,035
Swiss Bank Corporation - London Branch                          274,487
Teacher Retirement Systems of Texas                             217,200
Tennessee Consolidated Retirement System                        108,600
The Dow Chemical Company Employees' Retirement Plan              15,068
The Field Foundation of Illinois                                    815
The Fondren Foundation                                            1,358
The Minnesota Mutual Life Insurance Company                      16,779
The Vanguard Equity Income Fund                                  40,182

--------

(1) Merrill Lynch was the initial purchaser of the LYONs. Merrill Lynch has provided from time to time, and may continue to provide in the future, investment banking and investment advisory services to the Company, for which it has received and may receive customary fees and commissions.

                                                       SHARES OF COMMON
                                                      STOCK BENEFICIALLY
                                                        OWNED AND THAT
SELLING HOLDER                                       MAY BE OFFERED HEREBY
--------------                                       ---------------------
Toronto Dominion (New York), Inc.                            71,540
Tote/SEC-CCE                                                    136
TQA Arbitrage Fund, L.P.                                     10,860
Transamerica Occidental Life Insurance Co "Pension"         488,700
Triton Capital Investments Ltd                                4,751
Tuffs Associated Health Plan                                 13,032
United Food and Commercial Workers Local 1262 and
 Employees Pension Fund                                       3,530
UBS Securities LLC                                          109,686
University of Massachusetts Medical Center Trust             11,132
University of South Florida Foundation                        1,901
Van Kampen American Capital Growth & Income Fund             45,476
Van Kampen American Capital Life Inv. Tr. Growth &
 Income Portfolio                                               679
Van Kampen American Capital Equity Income Fund              130,320
Van Kampen American Capital Harbor Fund                      61,088
Westinghouse Electric Corporation Master Trust               55,196


                             PLAN OF DISTRIBUTION

  The Common Stock may be offered for sale and sold by the several Selling Holders in one or more transactions, including block transactions, at a fixed price or fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Common Stock may be sold by a Selling Holder directly, through agents designated from time to time or to or through broker-dealers designated from time to time, or by such other means as may be specified in the applicable Prospectus Supplement.

  Common Stock may be sold through a broker-dealer acting as agent or broker for the Selling Holders or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Common Stock to the public at varying prices to be determined by such broker-dealer at the time of resale.

  The Selling Holders and any agents or broker-dealers that participate with the Selling Holders in the distribution of any of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

  To the extent required, the number of shares of Common Stock to be sold, certain information relating to the Selling Holders, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an accompanying Prospectus Supplement.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock was passed upon for the Company by Gibson, Dunn & Crutcher LLP, San Francisco, California.

                                    EXPERTS

  The consolidated financial statements of the Company at October 31, 1996 and 1997, and for each of the years ended October 31, 1995, 1996 and 1997, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended October 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

================================================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              ------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Risk Factors...............................................................   3
The Company................................................................   6
Use of Proceeds............................................................   6
Registration Rights........................................................   6
Selling Security Holders...................................................   7
Plan of Distribution.......................................................  10
Legal Matters..............................................................  10
Experts....................................................................  10


===============================================================================

===============================================================================

                             5,813,298 SHARES

                               COMMON STOCK

                              ------------------

                                  PROSPECTUS

                              ------------------

                             OCTOBER 27, 1998

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

* Previously Provided.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Under Section 145 of the Delaware General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. Registrant's Bylaws require registrant to indemnify its directors and officers and authorize registrant to indemnify its employees and agents (other than directors and officers) to the full extent permitted by Delaware law against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as such. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision or any certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Certificate of Incorporation of registrant precludes registrant and its stockholders from recovering monetary damages from directors for breach of fiduciary duty as a director.

ITEM 16. EXHIBITS

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
  4.1*       Form of Liquid Yield Option(TM) Note.
  4.2*       Indenture between the Company and Chase Manhattan Bank and Trust
             Company, National Association, as Trustee.
  4.3        Certificate of Incorporation of Hewlett-Packard Company
             (incorporated by reference to
             Exhibit 3(a) of the Company's Quarterly Report on Form 10-Q for
             the period ended April 30, 1998).
  4.4        Bylaws of Hewlett-Packard Company (incorporated by reference to
             Exhibit 3(b) of the Company's Quarterly Report on Form 10-Q for
             the period ended April 30, 1998).
  4.5        Agreement and Plan of Merger of Hewlett-Packard Company, a
             Delaware corporation, and Hewlett-Packard Company, a California corporation (incorporated by reference to Exhibit 2.1 to the
             Current Report on Form 8-K dated May 20, 1998).
  5*         Opinion of Gibson, Dunn & Crutcher LLP regarding the legality of securities being registered.
  8*         Opinion of General Tax Counsel of Hewlett-Packard Company.
 10*         Registration Rights Agreement between the Company and Merrill
             Lynch & Co., Inc.
 12*         Computation of Ratio of Earnings to Fixed Charges.
 23.1        Consent of Independent Accountants.
 23.2*       Consent of Gibson, Dunn & Crutcher LLP.
 24*         Powers of Attorney.
 25*         Statement of Eligibility of Trustee of Form T-1.

--------
(TM) Trademark of Merrill Lynch & Co., Inc.
* Previously filed.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 and Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13 (a) or section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

  (6) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (7) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on October 27, 1998.

                                          Hewlett-Packard Company

                                                      Lewis E. Platt*
                                          By___________________________________
                                                      Lewis E. Platt
                                          Chairman of the Board, President and
                                           Chief Executive Officer (Principal
                                           Executive Officer)

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


          Lewis E. Platt*            Chairman of the Board,         October 27, 1998
____________________________________ President and Chief
           Lewis E. Platt            Executive Officer (Principal
                                     Executive Officer)


         Robert P. Wayman*           Executive Vice President,      October 27, 1998
____________________________________ Finance and Administration
          Robert P. Wayman           and Chief Financial Officer
                                     (Principal Financial
                                     Officer) and Director


       Raymond W. Cookingham*        Vice President and             October 27, 1998
____________________________________ Controller (Principal
       Raymond W. Cookingham         Accounting Officer)


         Philip M. Condit*           Director                       October 27, 1998
____________________________________
          Philip M. Condit


                                     Director
____________________________________
          Patricia C. Dunn




        Thomas E. Everhart*          Director                       October 27, 1998
____________________________________
         Thomas E. Everhart

           John B. Fery*             Director                       October 27, 1998
____________________________________
            John B. Fery

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

          Jean-Paul Gimon*           Director                       October 27, 1998
____________________________________
         Jean-Paul G. Gimon


             Sam Ginn*               Director                       October 27, 1998
____________________________________
              Sam Ginn

        Richard A. Hackborn*         Director                       October 27, 1998
____________________________________
        Richard A. Hackborn

         Walter B. Hewlett*          Director                       October 27, 1998
____________________________________
         Walter B. Hewlett

       George A. Keyworth II*        Director                       October 27, 1998
____________________________________
       George A. Keyworth II

         David M. Lawrence*          Director                       October 27, 1998
____________________________________
      David M. Lawrence, M.D.

           Susan P. Orr*             Director                       October 27, 1998
____________________________________
            Susan P. Orr

____________________________________ Director
          David W. Packard

        /s/ Ann O. Baskins                                          October 27, 1998
*By:___________________________


          Attorney-in-Fact

                                 EXHIBIT INDEX

   EXHIBIT NO.                            DESCRIPTION
   -----------                            -----------
    4.1*       Form of Liquid Yield Option(TM) Note.
    4.2*       Indenture between the Company and Chase Manhattan Bank and Trust
               Company, National Association, as Trustee.
    4.3        Certificate of Incorporation of Hewlett-Packard Company
               (incorporated by reference to Exhibit 3(a) of the Company's
               Quarterly Report on Form 10-Q for the period ended April 30,
               1998).
    4.4        Bylaws of Hewlett-Packard Company (incorporated by reference to
               Exhibit 3(b) of the Company's Quarterly Report on Form 10-Q for
               the period ended April 30, 1998).
    4.5        Agreement and Plan of Merger of Hewlett-Packard Company, a
               Delaware corporation, and Hewlett-Packard Company, a California corporation (incorporated by reference to Exhibit 2.1 to the
               Current Report on Form 8-K dated May 20, 1998).
    5*         Opinion of Gibson, Dunn & Crutcher LLP regarding the legality of securities being registered.
    8*         Opinion of General Tax Counsel of Hewlett-Packard Company.
   10*         Registration Rights Agreement between the Company and Merrill
               Lynch & Co., Inc.
   12*         Computation of Ratio of Earnings to Fixed Charges.
   23.1        Consent of Independent Accountants.
   23.2*       Consent of Gibson, Dunn & Crutcher LLP.
   24*         Powers of Attorney.
   25*         Statement of Eligibility of Trustee of Form T-1.

--------
(TM)Trademark of Merrill Lynch & Co., Inc.
 *Previously filed.